EXHIBIT 10.43

Department of Treasury — Internal Revenue Service

FORM 906

CLOSING AGREEMENT ON FINAL DETERMINATION

COVERING SPECIFIC MATTERS

Under Section § 7121 of the Internal Revenue Code (“IRC “). Asset Liquidation Group, Incorporated, d.b.a. Nationwide Auction Systems, 13005 East Temple Avenue, City of Industry, California 91746, EIN:93-0986235, [“the Taxpayer”] and the Commissioner of Internal Revenue [“the Commissioner”] make the following Closing Agreement:

WHEREAS, the Taxpayer conducts public auctions at various locations for the sale of governmental, commercial and personal property, including automobiles, trucks, busses, farm equipment, heavy equipment and machinery, electronics, consumer goods and aircraft;

WHEREAS, a dispute has arisen between the parties concerning the Taxpayer’s failure to file Form 8300 as required by IRC § 60501 with respect to currency received from those sales during the calendar years 2003,2004,2005 and 2006 and the Taxpayer’s failure to furnish annual statements to each person whose name is identified on Form 8300 as required by IRC § 6050I(e);

WHEREAS, the Taxpayer was previously subject to a Form 8300 compliance examination for the calendar years 1995 and 1996. That examination revealed 102 failures to file Form 8300. For those failures, the Commissioner assessed a penalty against the Taxpayer pursuant to IRC § 6721(a) in the amount of $5,100. The Taxpayer promptly paid the assessed penalty;

WHEREAS, on December 2,1997, the Taxpayer’s controller signed an IRS Form “Acknowledgement of Requirement to File Forms 8300.” The Acknowledgment stated that the controller was advised that any receipt of currency exceeding $10,000, whether in one installment or multiple installments by or on behalf of the same person, should be reported to the Internal Revenue Service by

Form 906, CLOSING AGREEMENT ON FINAL DETERMINATION COVERING SPECIFIC MATTERS

Asset Liquidation Group, Incorporated EIN: 93-0986235

using Form 8300, by the 15th day after the date of the transaction. The Acknowledgement further stated that a year-end statement must be mailed to the person giving the cash by 1/31 of the year after the cash was received. Finally, the Acknowledgement stated that the controller was advised that civil and criminal penalties may be imposed for failing to file a report or to supply information, structuring transactions, and for filing a false or fraudulent report;

WHEREAS, as the result of a second Form 8300 compliance examination of the Taxpayer during 2006 the Commissioner made the following determinations:

Year	# of Required 8300s	# of Filed 8300s	# of Delinquent 8300s
2003	347	44	303
2004	272	173	99
2005	311	103	208
2006	175	93	82

WHEREAS, the Commissioner further determined that the Taxpayer failed to provide the annual notification to its cash customers who were (or should have been) identified by name on Form 8300 as follows:

Year	# of Required 8300s	# of Notifications	# of Delinquent Notifications
2003	347	-0-	347
2004	272	-0-	272
2005	311	-0-	311
2006	175	(not due until January 31, 2007)	-0-

WHEREAS, the Commissioner proposed to assert against the Taxpayer an intentional disregard penalty pursuant to IRC § 6721(e) in the amount of $8,084,901, $2,597,413, $5,285,867 and $2,096,151 for the calendar years 2003,2004,2005 and 2006, respectfully;

WHEREAS, the Commissioner proposed to assert against the Taxpayer an intentional disregard penalty pursuant to IRC § 6722(c) in the amount of $623,461, $463,081 and $483,400 for the calendar years 2003,2004 and 2005, respectfully;

Form 906, CLOSING AGREEMENT ON FINAL DETERMINATION COVERING SPECIFIC MATTERS

Asset Liquidation Group, Incorporated EIN: 93-0986235

WHEREAS, the Taxpayer has timely provided the annual statements required to be furnished to each person named on Form 8300 for transactions taking place in 2006;

WHEREAS, the Taxpayer has engaged new management and has adopted improved training and compliance procedures in response to the Commissioner’s determinations in order to further ensure current and continued timely compliance with the provisions of IRC § 60501; and

WHEREAS, the Taxpayer and the Commissioner desire to resolve with finality all questions concerning the Taxpayer’s obligations to file Form 8300 to report currency transactions that occurred during the calendar years 2003,2004,2005 and 2006 including the obligation to furnish the required annual statement to each person whose name should have been identified on that form for those years.

NOW IT IS HEREBY DETERMINED AND AGREED FOR FEDERAL TAX PURPOSES THAT:

1. Pursuant to IRC § 6721 (e), the Taxpayer is liable for penalties in the following amounts:

2003	$15,150
2004	$4,950
2005	$10,400
2006	$4,100

2. Pursuant to IRC § 6722(c), the Taxpayer is liable for penalties in the following amounts:

2003	$17,350
2004	$13,600
2005	$15,550

3. The Commissioner will not assert further penalties against the Taxpayer pursuant to IRC § 6721 for currency transactions, if any, that occurred during the calendar years 2003,2004,2005 and 2006 for which the Taxpayer failed to file a Form 8300.

Form 906, CLOSING AGREEMENT ON FINAL DETERMINATION COVERING SPECIFIC MATTERS

Asset Liquidation Group, Incorporated EIN: 93-0986235

4. The Commissioner will not assert further penalties against the Taxpayer pursuant to IRC § 6722 for currency transactions, if any, that occurred during the calendar years 2003,2004, and 2005 for which the Taxpayer failed to furnish correct payee statements. The parties agree that the Taxpayer is not subject to penalties pursuant to IRC § 6722 for currency transactions that occurred during the calendar year 2006.

5. Within seven (7) days of the date that the Commissioner’s delegate countersigns this Form 906 Closing Agreement, the Taxpayer will provide the Commissioner’s delegate with a cashier check in the amount of $81,100 in full satisfaction of the penalties determined in paragraphs #1 and #2 above,

This agreement is final and conclusive except:

(1) The matter to which it relates may be reopened in the event of fraud, malfeasance, or misrepresentation of material fact;

(2) It is subject to the Internal Revenue Code sections that expressly provide that effect be given to their provisions (including any stated exception for Code section 7122) notwithstanding any other law or rule of law; and,

(3) If it relates to a tax period ending after the date of this agreement, it is subject to any law, enacted after the agreement date, that applies to that taxable period.

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Form 906, CLOSING AGREEMENT ON FINAL DETERMINATION COVERING SPECIFIC MATTERS

Asset Liquidation Group. Incorporated EIN: 93-0986235

By signing, the above parties certify that they have read and agreed to the terms of the document.

TAXPAYER: Asset Liquidation Group, Incorporated

By:		Date signed: 4/27/07
Title:	V.P. - Gen. Counsel

Commissioner of Internal Revenue

By:		Date signed: 5/15/07
Title:	Acting Director Fraud/BSA

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